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                                                                  EXHIBIT 23.2
                           [LOGO AND LETTERHEAD OF
                   HARMAN, THOMPSON, MALLORY & ICE, A.C.]


                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Commercial Bancshares, Inc. and Subsidiaries
Parkersburg, West Virginia


          We consent to incorporation by reference of our report dated February 16, 1994 relating to the consolidated balance sheet of Commercial Bancshares, Inc. and Subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1993 which appears in the Form S-4. Similarly, we also consent to reference to our firm in the Management's Discussion and Analysis associated with the financial information and statistical data for the above-mentioned periods presented as a part of the above-referenced Form S-4.



                              /s/Harman, Thompson, Mallory & Ice, A.C.
                              Harman, Thompson, Mallory & Ice, A.C.
                              Certified Public Accountants



Parkersburg, West Virginia
April 4, 1994